EXHIBIT 1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT is entered into as of October 12, 2010, by and among the parties hereto.  The undersigned hereby agree that the Statement on Schedule 13G with respect to the common stock, par value $0.01 per share (the “Common Stock”) of Visteon Corporation and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: October 12, 2010	MONARCH ALTERNATIVE CAPITAL LP By: MDRA GP LP, its General Partner By: Monarch GP LLC, its General Partner By: /s/ Michael Weinstock Name: Michael Weinstock Title: Member
Dated: October 12, 2010	MDRA GP LP By: Monarch GP LLC, its General Partner By: /s/ Michael Weinstock Name: Michael Weinstock Title: Member
Dated: October 12, 2010	MONARCH GP LLC By: /s/ Michael Weinstock Name: Michael Weinstock Title: Member
Dated: October 12, 2010
MONARCH MASTER FUNDING LTD
                        By:   Monarch Alternative Capital LP, its Investment Manager

 By:  MDRA GP LP, its General Partner

 By:  Monarch GP LLC, its General Partner

By: /s/ Michael Weinstock
Name:  Michael Weinstock
Title:    Member

[Signature Page to Schedule 13G with respect to Visteon Corporation]